Exhibit 10.81

FIRST AMENDMENT
TO
PROTIVA-MONSANTO SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE PROTIVA-MONSANTO SERVICES AGREEMENT (this “Amendment”) is made and entered into as of March 4, 2016, (the “Effective Date”) by and among Protiva Biotherapeutics, Inc., a British Columbia corporation (“Protiva”) and a wholly-owned subsidiary of Arbutus Biopharma Corporation, formerly Tekmira Pharmaceutcals Corporation (“Arbutus”), Protiva Agricultural Development Company Inc. (“PadCo”), a British Columbia corporation and a wholly-owned subsidiary of Protiva (the “Company”), and Monsanto Company, a Delaware corporation (“Monsanto”).

WHEREAS, Protiva, the Company and Monsanto entered into that certain Protiva-Monsanto Services Agreement on January 12, 2014 (the “Agreement”), and, contemporaneously with the execution of the Agreement: (a) Protiva, Arbutus, PadCo and Monsanto Canada entered into the Option Agreement and (b) PadCo, Protiva and Tekmira entered into the PadCo-Protiva License and Services Agreement;
WHEREAS, contemporaneously with the execution of this Amendment and as of the Effective Date: (a) the parties to the PadCo-Protiva License and Services Agreement are amending and restating the PadCo-Protiva License and Services Agreement, (b) the parties to the Option Agreement are amending and restating the Option Agreement, (c) Monsanto is exercising the Call Option to acquire all of the outstanding capital stock of PadCo, and (d) Closing is occurring;
WHEREAS, Protiva, the Company and Monsanto desire to amend the Agreement, effective as of the Effective Date, as set forth herein; and
NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree to amend and modify the Agreement as follows:

1.All capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings ascribed to such terms in the Agreement. In addition, the following terms shall have the following meanings for purposes of this Amendment:
(a)    “Monsanto New Improvement” means an invention that is (i) Monsanto New Intellectual Property, (ii) claimed in an issued patent owned by Monsanto and having a priority date that is on or after the Effective Date, and (iii) the practice of which, if practiced at the time of said

Exhibit 10.81

priority date, would be covered by at least one Valid Claim of a Patent that is a Protiva Background Patent or Protiva Project Patent.
(b)    “Monsanto New Intellectual Property” means all inventions that are conceived by Monsanto Personnel on or after the Effective Date and that are covered by at least one Valid Claim of a Patent. For the avoidance of doubt inventions that were conceived by Monsanto Personnel in the conduct of activities under the Research Program and that are not Joint Project Intellectual Property are Monsanto Project Intellectual Property and not Monsanto New Intellectual Property.
2.The Parties acknowledge and agree that, as of the Effective Date, Monsanto Canada is exercising the Call Option prior to completion of Phase C (as such term is defined in the Research Program). Monsanto hereby elects to terminate research under the Research Plan as of the Effective Date and, therefore, the Parties acknowledge and agree that, on and as of the Effective Date, the Term of the Agreement shall be deemed to expire.
3.The following new subsection (c) is hereby added to Section 4.2 of the Agreement:
“(c)    an irrevocable, worldwide, perpetual (subject to Sections 8.3 and 8.4), royalty-free, transferrable (subject to Section 9.1 below) license, with right to sublicense (subject to Section 4.3 below), in and to any Monsanto New Improvements for all purposes in the Protiva Field, which license shall be exclusive, other than in respect of any Monsanto New Improvements that Monsanto is obligated to license to a third party pursuant to any agreement in existence as of the Effective Date, in which case such license shall be non-exclusive.
4.References to “Monsanto Improvements” in Sections 4.1, 4.3, 4.7, 4.9, 4.10, 6.2, and 8.3(ii) of the Agreement shall be deemed to also refer to and include Monsanto New Improvements.
5.References to “Monsanto Project Intellectual Property” in Sections 4.1, 4.4, and 4.5 of the Agreement shall be deemed to also refer to and include Monsanto New Intellectual Property.
6.In all other respects, the terms, conditions, and covenants of the Agreement shall remain unchanged and any rights that either of the Parties may have under the Agreement shall remain in full force and effect.
7.This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Each shall be considered signed when the signature of a Party is delivered by facsimile, electronic signature or electronic (email) transmission to the other Parties, when it is delivered in a manner that reasonably identifies the signatory as the Party named. Such electronic signatures shall be

Exhibit 10.81

treated in all respects as having the same effect as an original signature. If requested by any Party, documents bearing an original signature may be subsequently and promptly submitted to replace copies bearing electronic signatures. By signing this Amendment the representatives of each Party thereby represent that such Person is duly authorized by the Party in question to execute this Amendment on behalf of such Party and that each respective Party agrees to be bound by the provisions thereof. The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used.

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have caused this Amendment to be executed and delivered as of the date first shown above.
PROTIVA BIOTHERAPEUTICS, INC.
By:     /s/ Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC.
By:     /s/ Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO
MONSANTO COMPANY
By:     /s/Robert M. McCarroll
Name: Robert M. McCarroll, Ph. D.
Title: VP, Chemistry Technology